Exhibit 99.3

FIND/SVP, Inc. acquisition of Guideline Research Corp.

On April 1, 2003 (the "Closing Date"), Find/SVP, Inc. (the "Company") purchased from Jay L. Friedland and Robert La Terra (the "Sellers") all of the issued and outstanding stock of Guideline Research Corp. pursuant to the terms of a Stock Purchase Agreement dated as of April 1, 2003, among the Company, David Walke (the Company's Chief Executive Officer), and Guideline Research Corp., Robert La Terra and Jay L. Friedland (the "Purchase Agreement"). Guideline Research Corp., together with its subsidiaries Guideline/Chicago, Inc., Advanced Analytics, Inc., Guideline Consulting Corp., and Tabline Data Services, Inc., (collectively, "Guideline"). Guideline is a provider of custom market research.

The consideration for this acquisition consisted, among other things, of the following:

     o Approximately $4,504,000 paid in cash (including $775,000 of transaction costs)

     o 571,237 unregistered shares of the Company's common stock (the "Consideration Shares"). 295,043 of the Consideration Shares were placed in escrow to secure the indemnification obligations of the Sellers as set forth in the Purchase Agreement through May 31, 2004, pursuant to an escrow agreement among the Sellers, Morris Whitcup, the Company and Kane Kessler, P.C. (the "Escrow Agreement").

     o Within thirty days from the first anniversary date of the acquisition, a potential deferred consideration amount (the "One Year Deferred
        Consideration") of $1 million contingent upon Guideline achieving adjusted EBITDA (as defined in the Purchase Agreement) for the twelve-month period following the acquisition ("One Year Adjusted EBITDA") of at least $1.2 million. If One Year Adjusted EBITDA is less than $1.2 million, but greater than $841,000, the One Year Deferred Consideration shall be between $0 and $1.0 million based on a specific formula set forth in the Purchase Agreement. Each of the Sellers may separately elect to have up to fifty percent (50%) of the amount of any One Year Deferred Consideration payable to such Seller in an amount of duly authorized and non-assessable unregistered shares of Company common stock.

     o Within thirty days from the second anniversary date of the acquisition, a potential deferred consideration amount (the "Two Year Deferred Consideration") of $1.845 million contingent upon Guideline achieving adjusted EBITDA (as defined in the Purchase Agreement) for the 24-month period following the acquisition ("Two Year Adjusted EBITDA") of $2.65 million plus 25% of the amount by which Two Year Adjusted EBITDA exceeds $2.65 million. If Two Year Adjusted EBITDA is less than $2.65 million, but greater than $2.2 million, the Two Year Deferred Consideration shall be between $0 and $1.845 million based on a specific formula set forth in the Purchase Agreement.

The Consideration Shares are subject to certain put rights entitling the Sellers to sell the Consideration Shares to the Company within the 120-day period commencing on April 5, 2005, pursuant to the terms set forth in the Purchase Agreement. Upon exercise of the Consideration Shares put, the Company shall repurchase an amount of exercise shares for a price per share equal to the greater of the (i) Average Closing Price, defined as the price equal to the average closing price of the Company's stock quoted on the NASDAQ System for a ten consecutive trading day period ending on the trading day immediately prior to the Closing Date, and (ii) the Average Put Price, which is defined as the price on the exercise date equal to the average closing price of the Company's stock quoted on the NASDAQ System for a ten consecutive trading day period ending on the trading day immediately prior to the exercise date; provided that in no event shall such per share price exceed 150% of the Average Closing Price. For purposes of this pro forma financial information, the Company recorded the fair value of these shares at $759,745. The amount recorded is based on an average closing price of $1.33 per share of the Company's stock for the three trading days before and three trading days after the Closing Date. The maximum value assigned to these shares is approximately $1,090,000, based on 150% of the Average Closing Price, pursuant to the Purchase Agreement.

Simultaneously with the acquisition, Guideline entered into new employment agreements with each of the Sellers, as well as three other senior executives of Guideline (collectively the "New Employees"). Immediately prior to the acquisition, the Company amended its 1996 Stock Option Plan (as previously amended and restated as of November 21, 2001). Pursuant to the terms of the new employment agreements, one of the New Employees was granted options to purchase shares of common stock of the Company having an exercise price at least equal to the fair market value of the Company common stock on the date of grant.

This acquisition was financed at closing with the combination of the Company's cash resources, the assumption of certain liabilities of Guideline and by the receipt of cash of $3,303,000 (net of financing costs) obtained from Petra Mezzanine Fund, L.P. ("Petra") consisting of (a) a promissory note with a $3,000,000 face value (the "Note"); (b) the issuance of 333,333 shares of convertible, redeemable, Series A preferred stock ("Preferred Stock"); and (c) the issuance of a warrant ("Warrant") to purchase 675,000 shares of the Company's common stock.

The Note was issued pursuant to a loan agreement (the "Loan Agreement") dated April 1, 2003, between Petra and the Company. Interest accrues on the outstanding principal balance of the Note at the stated rate of 13.5% per year, and is due and payable monthly. Principal payments in the amount of $250,000 are due and payable quarterly, beginning March 31, 2006. The Company has the right to prepay the Note in whole or in part, at any time and from time-to-time, without premium or penalty. The Note is secured by a second lien and security interest on substantially all of the assets of each of the Company and Guideline pursuant to certain security agreements executed and delivered by the Company and Guideline in favor of Petra (collectively, the "Security Agreements").

The Loan Agreement also contains customary covenants setting forth terms and conditions applicable to certain aspects of the Company's conduct of its business. The Loan Agreement also contains certain financial covenants related to the Company's "fixed charge coverage" and "funded indebtedness to EBITDA" ratios, as defined. Upon the occurrence of any event of default described in the Loan Agreement, the indebtedness evidenced by the Note shall be immediately due and payable in full.

The 333,333 shares of Preferred Stock were issued to Petra pursuant to a Series A Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") dated April 1, 2003, between Petra and the Company. These shares were independently valued by a third-party valuation consultant at $2.50 per share or $833,000. The following assumptions were utilized: a) corporate yield curve of 4.34% above Treasury Rates; b) stock volatility of 137% per year based on last 3 years of closing stock prices of the Company; c) interest rate volatility of 2%;
d) common stock price at the Closing Date of $1.15; e) no dividend on common stock; f) correlation between stock price and bond yield of zero; g) the Company will pay out cash dividends on preferred stock rather than the issuance of additional preferred shares ("PIK Dividend"). On the Closing Date, pursuant to the Preferred Stock Purchase Agreement, the Company filed with the Secretary of State, of the State of New York, a Certificate of Amendment to its Certificate of Incorporation (the "Amended Certificate"), setting forth the preferences, voting powers, qualifications and special or relative rights and privileges of the Preferred Stock. The

Preferred Stock is immediately convertible into shares of the Company's common stock one-for-one, subject to adjustment for certain dilutive issuances, splits and combinations. The Preferred Stock is also redeemable at the option of the holders of the Preferred Stock beginning April 1, 2009, at a redemption price of $1.50 per share (the "Original Series A Issue Price") or $500,000, in the aggregate, plus all accrued but unpaid dividends. The holders of the Preferred Stock shall be entitled to receive cumulative dividends, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of 8% of the Original Series A Issue Price, per annum, payable through the issuance of additional shares of Preferred Stock. The holders of shares of Preferred Stock shall have the right to one vote for each share of common stock into which shares of the Preferred Stock could be converted into, and with respect to such vote, each holder of shares of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of the Company's common stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to $1.50 per share of Preferred Stock and an amount equal to the accrued but unpaid dividends on such shares.

In connection with the Loan Agreement and the Preferred Stock Purchase Agreement, the Company issued to Petra, a Warrant to purchase 675,000 shares of the Company's common stock, at an exercise price of $.01 per share, subject to adjustment for reorganization or distribution of common stock, or the issuance of convertible or option securities. This Warrant was valued at $893,000 using the Black-Scholes option pricing model. The valuation of this Warrant was based on the following assumptions: common stock valued at $1.33 per share, volatility of 98.09%, an expected life of 6 years, and a risk-free interest rate of 3.24%. The Warrant is immediately exercisable, and, for a four-year period commencing in 2009, Petra shall have the right to cause the Company to use commercially reasonable efforts to complete a private placement to sell the shares of the Company's common stock issuable upon exercise of the Warrant (the "Warrant Shares") to one or more third parties at a price equal to the market value of the Warrant Shares based on the closing bid price of the Company's common shares as of the date Petra so notifies the Company that it is exercising its put right.

The Company also entered into an investor rights agreement (the "Investor Rights Agreement") dated April 1, 2003 among Petra, David Walke and Martin Franklin, a director of the Company, pursuant to which, among other things, Petra was granted certain rights with respect to common stock issuable upon conversion of the Preferred Stock and Warrants. The Investor Rights Agreement also provides Petra with certain registration, demand, piggyback and co-sale rights.

Amendment to Financing Arrangements with JPMorgan Chase Bank

On April 1, 2003, the Company also amended and restated its existing: (i) term note with JPMorgan Chase Bank, due December 31, 2006 (the "Term Note") and (ii) its line of credit with JPMorgan Chase Bank in the principal amount of $1,000,000 (the "Line of Credit"). The amendment and restatement of the Term Note had the effect of (i) reducing the principal amount of the Term Note to $1,500,000, reflecting the current outstanding balance and (ii) changing the final repayment date of the Term Note from December 31, 2006 to December 31, 2005. As a result, the Company will have a $500,000 balloon payment due at December 31, 2005 instead of making payments of $100,000 each quarter in 2006. In addition, JPMorgan Chase Bank consented to the Company's acquisition of Guideline and the related financing transactions with Petra and amended various financial covenants set forth in both the Term Note and the Line of Credit as follows:

     o The previous Debt to Consolidated Tangible Net Worth Covenant of 2.00 was replaced with a Senior Debt to Consolidated Tangible Net Worth plus Subordinated Debt covenant of 0.75; and

     o The previous Consolidated Tangible Net Worth covenant of $3,500,000 was replaced with a Consolidated Tangible Net Worth plus Subordinated Debt covenant of $3,300,000.

In connection with the above, on April 1, 2003, the Company and JPMorgan Chase Bank entered into amendment no. 1 to their existing security agreement (the "Security Agreement Amendment"). Also on April 1, 2003, Guideline executed and delivered in favor JPMorgan Chase Bank: (i) a security agreement (the "Subsidiary Security Agreement"), granting a first lien and security interest on substantially all of their assets; and (ii) a guaranty agreement (the "Guaranty Agreement"), guaranteeing the Company's payment and performance obligations under the Term Note and the Line of Credit.

The following unaudited pro forma statement of operations for the year ended December 31, 2002, give effect to the acquisition and the related financing as if these had occurred on January 1, 2002. The unaudited pro forma balance sheet as of December 31, 2002 gives effect to the acquisition and the related financing as if they had occurred on December 31, 2002. The historical unaudited balance sheet as of January 31, 2003 of Guideline is used in the following unaudited pro forma balance sheet as combined with the balance sheet of the historical financial information of the Company as of December 31, 2002. The historical unaudited statement of operations for the twelve months ended January 31, 2003 of Guideline is used in the following unaudited pro forma statement of operations as combined with the statement of operations of the historical information of the Company for the twelve months ended December 31, 2002. The unaudited pro forma combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both the Company and Guideline.

                                 FIND/SVP, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                                           PRO FORMA              PRO FORMA
                                                                          ADJUSTMENTS-           ADJUSTMENTS-            PRO FORMA
ASSETS                                            FIND/SVP    GUIDELINE    FINANCING    NOTES    ACQUISITION   NOTES      COMBINED
                                                  --------    ---------   -----------  -------   -----------  -------    ---------
Current assets:

  Cash and cash equivalents                        $   968     $   417      $ 3,303      (1)       $(4,463)      (3)      $   225

  Accounts Receivable, net                           1,953         895                                                      2,848
  Deferred tax assets                                  272          85                                                        357
  Prepaid expenses and other current assets            948         178                                                      1,126
                                                   -------     -------      -------                -------                -------
        Total current assets                         4,141       1,575        3,303                 (4,463)                 4,556

Equipment and leasehold improvements,
  at cost, less accumulation depreciation
  and amortization                                   2,334         111                                                      2,445

Other assets:
  Deferred tax assets                                1,324         231                                                      1,555
  Rental assets                                        575          --                                                        575
  Cash surrender value of life insurance               418         204                                                        622
  Non-marketable equity securities                     185          --                                                        185
  Goodwill and other intangibles                        --          --                               4,876                  4,876

  Other assets                                         561          63                                 (41)     (3)           583
                                                   -------     -------      -------                -------                -------

                                                   $ 9,538     $ 2,184      $ 3,303                $   372                $15,397
                                                   =======     =======      =======                =======                =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

  Current maturities of notes payable              $   606     $    --                                                    $   606
  Trade accounts payable                               353         992                                                      1,345
  Accrued expenses and other                         1,749         503                                                      2,252
                                                   -------     -------                                                    -------
      Total current liabilities                      2,708       1,495                                                      4,203
                                                   -------     -------                                                    -------

  Unearned retainer income                           1,476         301                                                      1,777
  Notes payable                                      1,200          --      $ 1,577      (2)                                2,777

  Deferred compensation                                441         600                             $  (600)      (3)          441

  Commitments and contingencies

Redemption value of redeemable
   convertible preferred stock,                         --          --          500      (2)                                  500

Initial redemption value of
  redeemable common stock                               --          --           --                    760       (4)          760

Shareholders' equity (deficit):

  Common stock                                           1          --                                                          1

  Capital in excess of par value                     7,332          --        1,226      (2)                                8,558

  Guideline historical deficit                          --        (212)                                212       (3)           --

  Accumulated deficit                               (3,620)         --                                  --                 (3,620)
                                                   -------     -------      -------                -------                -------
      Total shareholders' equity (deficit)           3,713        (212)       1,226                    212                  4,939
                                                   -------     -------      -------                -------                -------

                                                   $ 9,538     $ 2,184      $ 3,303                $   372                $15,397
                                                   =======     =======      =======                =======                =======


See notes to unaudited pro forma combined financial information

                                 FIND/SVP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          PRO FORMA              PRO FORMA
                                                                         ADJUSTMENTS-           ADJUSTMENTS-            PRO FORMA
                                                 FIND/SVP     GUIDELINE    FINANCING    NOTES    ACQUISITION   NOTES      COMBINED
                                                -----------   ---------  -----------   -------  ------------ -------    -----------


Revenues                                        $    20,828    $ 7,918                                                  $    28,746
                                                -----------    -------                                                  -----------

Operating expenses:
Direct costs                                         10,027      5,448                                                       15,475


                                                                                                  $  (448)        (9)
                                                                                                     (273)       (10)
Selling, general, and administrative expenses        11,808      2,447                               (102)       (11)        13,432
                                                -----------    -------                            -------               -----------

Operating (loss) income                              (1,007)        23                                823                      (161)

Interest income                                          15          1                                                           16
Other income                                             --         23                                                           23
Interest expense                                       (156)       (15)     $  (264)        (5)                                (839)
                                                                               (404)        (6)
Impairment on investment                               (315)        --           --                    --                      (315)
                                                -----------    -------      -------               -------               -----------

(Loss) income before benefit (provision)
  for income taxes                                   (1,463)        32         (668)                  823                    (1,276)

Benefit (provision) for income taxes                    339         (5)         267         (7)      (329)       (12)           272
                                                -----------    -------      -------               -------               -----------

Net (loss) income                               $    (1,124)   $    27      $  (401)              $   494               $    (1,004)
                                                ===========    =======      =======               =======               ===========

Preferred dividends                                      --         --          (40)        (8)        --                       (40)
                                                -----------    -------      -------               -------               -----------

Earnings (loss) available to common
  shareholders'                                 $    (1,124)   $    27      $  (441)              $   494               $    (1,044)
                                                ===========    =======      =======               =======               ===========

Net loss per common share - basic & diluted     $      (.11)                                                            $      (.09)
                                                ===========                                                             ===========


Weighted average shares outstanding
  -basic & diluted                               10,138,703                                                              11,043,273
                                                ===========                                                             ===========

See notes to unaudited pro forma combined financial information

                                 FIND/SVP, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


1.   Basis of Presentation

     On April 1, 2003 (the "Closing Date"), Find/SVP, Inc. (the "Company") purchased from Jay L. Friedland and Robert La Terra (the "Sellers") all of the issued and outstanding stock of Guideline Research Corp. pursuant to the terms of a Stock Purchase Agreement dated as of April 1, 2003, among the Company, David Walke (the Company's Chief Executive Officer) Guideline Research Corp., Robert La Terra and Jay L. Friedland (the "Purchase Agreement"). Guideline, together with its subsidiaries Guideline/Chicago, Inc., Advanced Analytics, Inc., Guideline Consulting Corp., and Tabline Data Services, Inc., (collectively, "Guideline"). Guideline is a provider of custom market research.

     The consideration for this acquisition consisted, among other things, of the following:

          o Approximately $4,504,000 paid in cash (including $775,000 of transaction costs)

          o 571,237 unregistered shares of the Company's common stock (the "Consideration Shares"). 295,043 of the Consideration Shares were placed in escrow to secure the indemnification obligations of the Sellers as set forth in the Purchase Agreement through May 31, 2004, pursuant to an escrow agreement among the Sellers, Morris Whitcup, the Company and Kane Kessler, P.C. (the "Escrow Agreement").

          o Within thirty days from the first anniversary date of the acquisition, a potential deferred consideration amount (the "One Year Deferred Consideration") of $1 million contingent upon Guideline achieving adjusted EBITDA (as defined in the Purchase Agreement) for the twelve-month period following the acquisition ("One Year Adjusted EBITDA") of at least $1.2 million. If One Year Adjusted EBITDA is less than $1.2 million, but greater than $841,000, the One Year Deferred Consideration shall be between $0 and $1.0 million based on a specific formula set forth in the Purchase Agreement. Each of the Sellers may separately elect to have up to fifty percent (50%) of the amount of any One Year Deferred Consideration payable to such Seller in an amount of duly authorized and non-assessable unregistered shares of Company common stock.

          o Within thirty days from the second anniversary date of the acquisition, a potential deferred consideration amount (the "Two Year Deferred Consideration") of $1.845 million contingent upon Guideline achieving adjusted EBITDA (as defined in the Purchase Agreement) for the 24-month period following the acquisition ("Two Year Adjusted EBITDA") of $2.65 million plus 25% of the amount by which Two Year Adjusted EBITDA exceeds $2.65 million. If Two Year Adjusted EBITDA is less than $2.65 million, but greater than $2.2 million, the Two Year Deferred Consideration shall be between $0 and $1.845 million based on a specific formula set forth in the Purchase Agreement.

     The Consideration Shares are subject to certain put rights entitling the Sellers to sell the Consideration Shares to the Company within the 120-day period commencing on April 5, 2005, pursuant to the terms set forth in the Purchase Agreement. Upon exercise of the Consideration Shares Put, the Company shall repurchase an amount of exercise shares for a price per share equal to the greater of the (i) Average Closing Price, defined as the price equal to the average closing price of the Company's stock quoted on the NASDAQ System for a ten consecutive trading day period ending on the trading day immediately prior to the Closing Date, and (ii) the Average Put Price, which is defined as the price on the exercise date equal to the average closing price of the Company's stock quoted on the NASDAQ System for a ten consecutive trading day period ending on the trading day immediately prior to the exercise date; provided that in no event shall such per share price exceed 150% of the Average Closing Price. For purposes of this pro forma financial information, the Company recorded the fair value of these shares at $759,745. The amount recorded is based on an average closing price of $1.33 per share of the Company's stock for the three trading days before and three trading days after the Closing Date. The maximum value assigned to these shares is approximately $1,090,000, based on 150% of the Average Closing Price, pursuant to the Purchase Agreement.

     Simultaneously with the acquisition, Guideline entered into new employment agreements with each of the Sellers, as well as three other senior executives of Guideline (collectively the "New Employees"). Immediately prior to the acquisition, the Company amended its 1996 Stock Option Plan (as amended and restated as of November 21, 2001). Pursuant to the terms of the new employment agreements, one of the New Employees was granted options to purchase shares of common stock of the Company having an exercise price at least equal to the fair market value of the Company common stock on the date of grant.

     This acquisition was financed at closing with the combination of the Company's cash resources, the assumption of certain liabilities of Guideline and by the receipt of cash of $3,303,000 (net of financing costs) obtained from Petra Mezzanine Fund, L.P. ("Petra") consisting of (a) a promissory note with a $3,000,000 face value (the "Note"); (b) the issuance of 333,333 shares of convertible, redeemable, Series A preferred stock ("Preferred Stock"); and (c) the issuance of a warrant ("Warrant") to purchase 675,000 shares of the Company's common stock.

     The Note was issued pursuant to a loan agreement (the "Loan Agreement") dated April 1, 2003, between Petra and the Company. Interest accrues on the outstanding principal balance of the Note at the stated rate of 13.5% per year, and is due and payable monthly. Principal payments in the amount of $250,000 are due and payable quarterly beginning March 31, 2006. The Company has the right to prepay the Note in whole or in part, at any time and from time-to-time, without premium or penalty. The Note is secured by a second lien and security interest on substantially all of the assets of each of the Company and Guideline pursuant to certain security agreements executed and delivered by the Company and Guideline in favor of Petra (collectively, the "Security Agreements").

     The Loan Agreement also contains customary covenants setting forth terms and conditions applicable to certain aspects of the Company's conduct of its business. The Loan Agreement also contains certain financial covenants related to the Company's "fixed charge coverage" and "funded indebtedness to EBITDA" ratios, as defined. Upon the occurrence of any event of default described in the Loan Agreement, the indebtedness evidenced by the Note shall be immediately due and payable in full.

     The 333,333 shares of Preferred Stock were issued to Petra pursuant to a Series A Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") dated April 1, 2003, between Petra and the Company. These shares were independently valued by a third-party valuation consultant at $2.50 per share or $833,000. The following assumptions were utilized: a) corporate yield curve of 4.34% above Treasury Rates; b) stock volatility of 137% per year based on last 3 years of closing stock prices of the Company;
     c) interest rate volatility of 2%; d) common stock price at the Closing Date of $1.15; e) no dividend on common stock; f) correlation between stock price and bond yield of zero; g) the Company will pay out cash dividends on preferred stock rather than the issuance of additional preferred shares ("PIK Dividend"). On the Closing Date, pursuant to the Preferred Stock Purchase Agreement, the Company filed with the Secretary of State, of the State of New York, a Certificate of Amendment to its Certificate of Incorporation (the "Amended Certificate"), setting forth the preferences, voting powers, qualifications and special or relative rights and privileges of the Preferred Stock. The Preferred Stock is immediately convertible into shares of the Company's common stock one-for-one subject to adjustment for certain dilutive issuances, splits and combinations. The Preferred Stock is also redeemable at the option of the holders of the Preferred Stock beginning April 1, 2009, at a redemption price of $1.50 per share (the "Original Series A Issue Price") or $500,000, in the aggregate, plus all accrued but unpaid dividends. The holders of the Preferred Stock shall be entitled to receive cumulative dividends, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of 8% of the Original Series A Issue Price, per annum, payable through the issuance of additional shares of Preferred Stock. The holders of shares of Preferred Stock shall have the right to one vote for each share of common stock into which shares of the Preferred Stock could be converted into, and with respect to such vote, each holder of shares of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of the Company's common stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to $1.50 per share of Preferred Stock and an amount equal to the accrued but unpaid dividends on such shares.

     In connection with the Loan Agreement and the Preferred Stock Purchase Agreement, the Company issued to Petra, a Warrant to purchase 675,000 shares of the Company's common stock, at an exercise price of $.01 per share, subject to adjustment for reorganization or distribution of common stock, or the issuance of convertible or option securities. This Warrant was valued at $893,000 using the Black-Scholes option pricing model. The valuation of this Warrant was based on the following assumptions: common stock valued at $1.33 per share, volatility of 98.09%, an expected life of 6 years, and a risk-free interest rate of 3.24%. The Warrant is immediately exercisable, and, for a four-year period commencing in 2009, Petra shall have the right to cause the Company to use commercially reasonable efforts to complete a private placement to sell the shares of the Company's common stock issuable upon exercise of the Warrant (the "Warrant Shares") to one or more third parties at a price equal to the market value of the Warrant Shares based on the closing bid price of the Company's common shares as of the date Petra so notifies the Company that it is exercising its put right.

     The Company also entered into an investor rights agreement (the "Investor Rights Agreement") dated April 1, 2003 among Petra, David Walke and Martin Franklin, a director of the Company, pursuant to which, among other things, Petra was granted certain rights with respect to common stock issuable upon conversion of the Preferred Stock and Warrants. The Investor Rights Agreement also provides Petra with certain registration, demand, piggyback and co-sale rights.

     Amendment to Financing Arrangements with JPMorgan Chase Bank

     On April 1, 2003, the Company also amended and restated its existing: (i) term note with JPMorgan Chase Bank, due December 31, 2006 (the "Term Note") and (ii) its line of credit with JPMorgan Chase Bank in the principal amount of $1,000,000 (the "Line of Credit"). The amendment and restatement of the Term Note had the effect of (i) reducing the principal amount of the Term Note to $1,500,000, reflecting the current outstanding balance and
     (ii) changing the final repayment date of the Term Note from December 31, 2006 to December 31, 2005. As a result, the Company will have a $500,000 balloon payment due at December 31, 2005 instead of making payments of $100,000 each quarter in 2006. In addition, JPMorgan Chase Bank consented to the Company's acquisition of Guideline and the related financing transactions with Petra and amended various financial covenants set forth in both the Term Note and the Line of Credit as follows:

          o  The previous Debt to  Consolidated  Tangible Net Worth  Covenant of
             2.00 was replaced with a Senior Debt to Consolidated Tangible Net Worth plus Subordinated Debt covenant of 0.75; and

          o  The previous Consolidated Tangible Net Worth covenant of $3,500,000
             was  replaced   with  a   Consolidated   Tangible  Net  Worth  plus
             Subordinated Debt covenant of $3,300,000.

     In connection with the above, on April 1, 2003, the Company and JPMorgan Chase Bank entered into amendment no. 1 to their existing security agreement (the "Security Agreement Amendment"). Also on April 1, 2003, Guideline executed and delivered in favor JPMorgan Chase Bank: (i) a security agreement (the "Subsidiary Security Agreement"), granting a first lien and security interest on substantially all of their assets; and (ii) a guaranty agreement (the "Guaranty Agreement"), guaranteeing the Company's payment and performance obligations under the Term Note and the Line of Credit.

     The accompanying unaudited pro forma financial information is presented for illustrative purposes and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma combined balance sheet and statement of operations. The results of operations of Guideline will be consolidated with the results of operations of the Company for all periods subsequent to the acquisition date of April 1, 2003. The unaudited pro forma combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both the Company and Guideline.

     The allocation of the purchase price consideration to the assets acquired and liabilities assumed included in the pro forma combined financial information was based upon preliminary estimates of the fair market value of the acquired assets and assumed liabilities. These estimates of fair market value may change based upon completion of the Company's final valuation of the assets and liabilities of Guideline.

     The following table sets forth the components of the purchase price:

     Cash paid (including $775,000 of transaction costs)            $ 4,504,000
     Common stock issued                                                759,745
                                                                    -----------

     Total purchase price                                           $ 5,263,745
                                                                    ===========

     The following table provides the preliminary estimated fair value of the acquired assets and liabilities assumed based upon Guideline's January 31, 2003 balance sheet:

     Current assets                                                 $ 1,575,000
     Property and equipment                                             111,000
     Other assets                                                       498,000
     Liabilities assumed, current                                    (1,495,000)
     Liabilities assumed, long term                                    (301,000)
                                                                    -----------

     Fair value of net assets acquired                                  388,000
                                                                    -----------

     Preliminary goodwill                                             4,875,745
                                                                    -----------

     Total estimated fair value of net assets
     acquired and recorded goodwill                                 $ 5,263,745
                                                                    ===========


     In accordance with the provisions of SFAS No. 142 "Goodwill and other Intangible Assets", the Company will not amortize goodwill and intangible assets with indefinite lives recorded in connection with the acquisition of Guideline. The Company expects to perform an annual impairment test of the goodwill and indefinite lived intangible assets, once finalized, but has not yet determined what effect these tests will have on the results of operations or the financial position of the Company in future periods.

2.   Explanation of pro forma adjustments:

     The accompanying pro forma combined financial statements give effect to the acquisition and the related financing. The following unaudited pro forma statement of operations for the year ended December 31, 2002, give effect to the acquisition and the related financing as if these had occurred on January 1, 2002. The unaudited pro forma balance sheet as of December 31, 2002 gives effect to the acquisition and the related financing as if they had occurred on December 31, 2002. The historical unaudited balance sheet as of January 31, 2003 of Guideline is used in the following unaudited pro forma balance sheet as combined with the balance sheet of the historical financial information of the Company as of December 31, 2002. The historical unaudited statement of operations for the twelve months ended January 31, 2003 of Guideline is used in the following unaudited pro forma statement of operations as combined with the statement of operations of the historical information of the Company for the twelve months ended December 31, 2002. The unaudited pro forma combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both the Company and Guideline.

     Balance Sheet Adjustments:

     A.   Related to Financing

          1) A promissory note with a $3,000,000 face value; the issuance of 333,333 shares of convertible redeemable preferred stock for $500,000; and the issuance of a warrant to purchase 675,000 shares of the Company's common stock less closing and transaction fees of $197,000 for net cash consideration of $3,303,000 ("Net Proceeds").

          2)   The  Net  Proceeds   were   allocated  to  the  three   financial
               instruments (as mentioned in No. 1 above) issued to Petra as follows:

               (a) $893,000 of the Net Proceeds was allocated to the Warrant based on its calculated fair value (see Note 1, "Basis of Presentation").

               (b) $833,000 of the Net Proceeds was allocated to the Preferred Stock based on its calculated fair value (see Note 1, "Basis of Presentation").

               (c) $1,577,000 of the Net Proceeds was allocated to the Note. This amount represents the remainder of the Net Proceeds after first being allocated to the Warrant and second being allocated to the Preferred Stock.

     B.   Related to Acquisition

          3) The cash paid at closing was $4,463,000 (net of $41,000 previously paid transaction costs). Of this amount, $3,489,000 was paid to acquire all outstanding shares of Guideline and to settle certain liabilities of Guideline, and approximately $734,000 was paid at or subsequent to closing for transaction costs, which included legal, accounting, and advisory fees.

          4) Represents the issuance of 571,237 of Consideration shares to former shareholders of Guideline valued at $759,745 based on an average closing price of the Company's common stock of $1.33 (see
               Note 1, "Basis of Presentation", for a discussion of this price). Of these shares, 295,043 shares were placed in escrow to secure the indemnification obligations of the Sellers set forth in the Purchase Agreement to be released to the sellers on May 31, 2004 pursuant to the Escrow Agreement.

     Income Statement Adjustments:

     A.   Related to Financing

          5) As valued in number 2c) under "Balance Sheet Adjustments", the recorded value of the Note of $1,577,000 is accreted to its face value over the life of the Note, utilizing the effective interest method. Therefore, the Company recorded an accretion amount of $264,000 to interest expense for the twelve months ended December 31, 2002. The effective interest rate on the Note is approximately 22%.

          6) Represents cash interest expense of $404,000 on the face value of the Note based upon an annual rate of 13.5%.

          7) The $267,000 income tax benefit adjustment utilizes an estimated effective tax rate of 40%.

          8) Represents $40,000 of accrued PIK dividends on the Preferred Stock at an annual rate of 8% of the Original Series A Issue Price, per share.

     B.   Related to Acquisition

          9) $448,000 of legal, accounting, and advisory fees, in addition to other costs directly related to the acquisition, were previously expensed by Guideline in their historical financial statements. These costs have been excluded from the historical financial statements of Guideline, as they would not have been incurred if the acquisition had not been contemplated.

          10) Simultaneously with the acquisition, Guideline entered into new employment agreements with each of the Sellers. The new employment agreements call for each of the Sellers to earn base salaries of $150,000 per annum. The difference (inclusive of respective payroll taxes) between this new compensation arrangement and the arrangement prior to the closing of this acquisition is an estimated savings of $273,000.

          11)  Represents the  elimination of annual  compensation of two former
               administrative   Guideline  employees,  and  the  bonus  for  one
               employee, who were terminated as a result of the acquisition.

          12)  The  $329,000  income  tax  provision   adjustment   utilizes  an
               estimated effective tax rate of 40%.